EXHIBIT 99.2

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Unaudited For the Quarter Ended		Unaudited For the Year Ended
(Amounts in thousands, except per share data)	4/28/2012 (13 weeks)	4/30/2011 (14 weeks)	4/28/2012 (52 weeks)	4/30/2011 (53 weeks)
Sales	$327,388	$338,905	$1,231,676	$1,187,143
Cost of sales	224,033	230,847	851,819	832,799
Gross profit	103,355	108,058	379,857	354,344
Selling, general and administrative	86,465	91,358	330,226	323,964
Write-down of long-lived assets	—	4,471	—	4,471
Operating income	16,890	12,229	49,631	25,909
Interest expense	297	603	1,384	2,346
Interest income	124	228	611	944
Income from Continued Dumping and Subsidy Offset Act, net	16,300	151	18,037	1,054
Other income (expense), net	(214)	221	(38)	405
Income before income taxes	32,803	12,226	66,857	25,966
Income tax expense (benefit)	12,769	5,466	(22,051)	8,593
Net income	20,034	6,760	88,908	17,373
Net (income) loss attributable to noncontrolling interests	(432)	3,548	(942)	6,674
Net income attributable to La-Z-Boy Incorporated	$19,602	$10,308	$87,966	$24,047

Basic average shares	51,993	51,890	51,944	51,849

Basic net income per share attributable to La-Z-Boy Incorporated	$0.37	$0.20	$1.66	$0.46

Diluted average shares	52,609	52,359	52,478	52,279

Diluted net income per share attributable to La-Z-Boy Incorporated	$0.37	$0.19	$1.64	$0.45

LA-Z-BOY INCORPORATED
CONSOLIDATED BALANCE SHEET

	Unaudited As of
(Amounts in thousands, except par value)	4/28/2012	4/30/2011
Current assets
Cash and equivalents	$152,370	$115,262
Restricted cash	2,861	—
Receivables, net of allowance of $22,705 at 4/28/12 and $23,937 at 4/30/11	167,232	161,299
Inventories, net	143,787	138,444
Deferred income taxes – current	19,081	—
Other current assets	14,669	17,218
Total current assets	500,000	432,223
Property, plant and equipment, net	114,366	120,603
Trade names	3,028	3,100
Deferred income taxes – long term	33,649	2,883
Other long-term assets	34,696	34,646
Total assets	$685,739	$593,455

Current liabilities
Current portion of long-term debt	$1,829	$5,120
Accounts payable	56,630	49,537
Accrued expenses and other current liabilities	91,300	77,447
Total current liabilities	149,759	132,104
Long-term debt	7,931	29,937
Other long-term liabilities	80,234	67,274
Contingencies and commitments	—	—
Shareholders' equity
Common shares, $1 par value – 150,000 authorized; 52,244 outstanding at 4/28/12 and 51,909 outstanding at 4/30/11	52,244	51,909
Capital in excess of par value	231,332	222,339
Retained earnings	189,609	105,872
Accumulated other comprehensive loss	(31,281)	(18,804)
Total La-Z-Boy Incorporated shareholders’ equity	441,904	361,316
Noncontrolling interests	5,911	2,824
Total equity	447,815	364,140
Total liabilities and equity	$685,739	$593,455

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF CASH FLOWS

	Unaudited Fiscal Year Ended
(Amounts in thousands)	4/28/2012	4/30/2011	4/24/2010
Cash flows from operating activities
Net income	$88,908	$17,373	$31,359
Adjustments to reconcile net income (loss) to cash provided by operating activities
(Gain) loss on sale of assets	45	201	(538)
Gain on deconsolidation of VIE	(1,125)	—	—
Write-down of long-lived assets	—	4,471	—
Deferred income tax benefit	(42,146)	(120)	(2,693)
Provision for doubtful accounts	4,196	7,197	6,535
Depreciation and amortization	23,486	24,302	25,246
Stock-based compensation expense	5,718	3,720	5,236
Pension plan contributions	(5,798)	(4,495)	—
Change in receivables	(6,182)	1,599	(17,250)
Change in inventories	(7,414)	(10,531)	7,074
Change in other assets	2,799	(1,092)	3,225
Change in payables	7,470	(4,429)	13,147
Change in other liabilities	12,891	(10,350)	18,318
Net cash provided by operating activities	82,848	27,846	89,659

Cash flows from investing activities
Proceeds from disposals of assets	372	506	3,338
Capital expenditures	(15,663)	(10,540)	(10,986)
Purchases of investments	(7,944)	(10,200)	(4,933)
Proceeds from sales of investments	8,649	10,655	8,833
Change in restricted cash	(2,861)	—	17,507
Cash effects upon deconsolidation of VIE	(971)	(632)	—
Other	(676)	(49)	250
Net cash provided by (used for) investing activities	(19,094)	(10,260)	14,009

Cash flows from financing activities
Proceeds from debt	—	30,585	41,817
Payments on debt	(25,936)	(41,618)	(54,707)
Payments for debt issuance costs	(568)	—	—
Stock issued for stock and employee benefit plans	4,943	270	1,035
Excess tax benefit on stock option exercises	223	—	—
Purchases of common stock	(5,179)	—	—
Net cash used for financing activities	(26,517)	(10,763)	(11,855)

Effect of exchange rate changes on cash and equivalents	(129)	12	(756)
Change in cash and equivalents	37,108	6,835	91,057
Cash and equivalents at beginning of period	115,262	108,427	17,370
Cash and equivalents at end of period	$152,370	$115,262	$108,427

LA-Z-BOY INCORPORATED
Segment Information

	Unaudited For the Quarter Ended		Unaudited For the Year Ended
	4/28/2012	4/30/2011	4/28/2012	4/30/2011
(Amounts in thousands)	(13 weeks)	(14 weeks)	(52 weeks)	(53 weeks)
Sales
Upholstery Segment	$266,893	$264,842	$975,103	$916,867
Casegoods Segment	35,337	40,749	139,639	152,534
Retail Segment	55,578	58,288	215,490	176,987
VIEs	—	3,646	8,840	29,105
Corporate and Other	554	471	2,356	1,909
Eliminations	(30,974)	(29,091)	(109,752)	(90,259)
Consolidated Sales	$327,388	$338,905	$1,231,676	$1,187,143

Operating income (loss)
Upholstery Segment	$27,032	$27,163	$81,753	$72,743
Casegoods Segment	1,181	2,099	5,540	6,698
Retail Segment	(1,112)	(3,035)	(7,819)	(15,078)
VIEs	—	(1,107)	959	(4,949)
Corporate and Other	(10,211)	(8,420)	(30,802)	(29,034)
Write-down of long-lived assets	—	(4,471)	—	(4,471)
Consolidated Operating Income	$16,890	$12,229	$49,631	$25,909

LA-Z-BOY INCORPORATED
Unaudited Quarterly Financial Data

(Dollar amounts in thousands, except per share data)	(13 weeks)	(13 weeks)	(13 weeks)	(13 weeks)
Fiscal Quarter Ended	7/30/2011	10/29/2011	1/28/2012	4/28/2012
Sales	$280,094	$307,679	$316,515	$327,388
Cost of sales	199,166	211,896	216,724	224,033
Gross profit	80,928	95,783	99,791	103,355
Selling, general and administrative expense	77,455	83,535	82,771	86,465
Operating income	3,473	12,248	17,020	16,890
Interest expense	424	389	274	297
Interest income	183	166	138	124
Income from Continued Dumping and Subsidy Offset Act, net	322	—	1,415	16,300
Other income (expense), net	373	(108)	(89)	(214)
Income before income taxes	3,927	11,917	18,210	32,803
Income tax expense (benefit)	(41,929)	4,245	2,864	12,769
Net income	45,856	7,672	15,346	20,034
Net (income) loss attributable to noncontrolling interests	(320)	198	(388)	(432)
Net income attributable to La-Z-Boy Incorporated	$45,536	$7,870	$14,958	$19,602

Diluted weighted average shares	52,443	52,475	52,379	52,609

Diluted net income per share attributable to La-Z-Boy Incorporated	$0.85	$0.15	$0.28	$0.37

LA-Z-BOY INCORPORATED
Unaudited Quarterly Financial Data

(Dollar amounts in thousands, except per share data)	(13 weeks)	(13 weeks)	(13 weeks)	(14 weeks)
Fiscal Quarter Ended	7/24/2010	10/23/2010	1/22/2011	4/30/2011
Sales	$263,313	$292,982	$291,943	$338,905
Cost of sales	190,479	207,876	203,597	230,847
Gross profit	72,834	85,106	88,346	108,058
Selling, general and administrative expense	74,485	79,767	78,354	91,358
Write-down of long-lived assets	—	—	—	4,471
Operating income (loss)	(1,651)	5,339	9,992	12,229
Interest expense	590	592	561	603
Interest income	243	223	250	228
Income from Continued Dumping and Subsidy Offset Act, net	—	—	903	151
Other income (expense), net	351	(418)	251	221
Income (loss) before income taxes	(1,647)	4,552	10,835	12,226
Income tax expense (benefit)	(705)	1,381	2,451	5,466
Net income (loss)	(942)	3,171	8,384	6,760
Net loss attributable to noncontrolling interests	726	774	1,626	3,548
Net income (loss) attributable to La-Z-Boy Incorporated	$(216)	$3,945	$10,010	$10,308

Diluted weighted average shares	51,785	52,214	52,270	52,359

Diluted net income per share attributable to La-Z-Boy Incorporated	$—	$0.07	$0.19	$0.19